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             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                  July 15, 1999
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                DISTRIBUTION IN DOLLARS
------------------------------------------------------------------------------------------------------------------------------
              ORIGINAL           PRIOR                                                                             CURRENT
                FACE           PRINCIPAL                                                  REALIZED   DEFERRED     PRINCIPAL
  CLASS         VALUE           BALANCE       PRINCIPAL        INTEREST       TOTAL        LOSSES    INTEREST      BALANCE
------------------------------------------------------------------------------------------------------------------------------
   A1      357,735,172.00   165,680,626.63   3,945,372.61     721,746.23   4,667,118.84       0.00    0.00      161,735,254.02
   A2       40,000,000.00    18,525,505.97     441,150.09      81,203.47     522,353.56       0.00    0.00       18,084,355.88
   SI        8,117,044.50     8,101,524.02           0.00      58,456.22      58,456.22   2,066.20    0.00        8,099,457.82
    R                0.00             0.00           0.00     624,894.58     624,894.58       0.00    0.00                0.00
------------------------------------------------------------------------------------------------------------------------------
 TOTALS    405,852,216.50   192,307,656.62   4,386,522.70   1,486,300.50   5,872,823.20   2,066.20    0.00      187,919,067.72
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------                   ------------------
                FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                    PASS-THROUGH RATES
------------------------------------------------------------------------------                   ------------------
              PRIOR                                                  CURRENT                               CURRENT
            PRINCIPAL                                               PRINCIPAL                    CLASS    PASS-THRU
 CLASS        FACTOR      PRINCIPAL     INTEREST       TOTAL         FACTOR                                  RATE
------------------------------------------------------------------------------                   ------------------
   A1     463.13764929   11.02875233   2.01754339   13.04629571   452.10889697                    A1      5.227500%
   A2     463.13764925   11.02875225   2.03008675   13.05883900   452.10889700                    A2      5.260000%
   SI     998.08791488    0.00000000   7.20166312    7.20166312   997.83336410                    SI      0.000000%
------------------------------------------------------------------------------                   ------------------
 TOTALS   473.83665483   10.80817727   3.66217170   14.47034896   463.02338654
------------------------------------------------------------------------------


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IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
ADMINISTRATOR LISTED BELOW:

                                   Mina Sharaf
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7765
                          Email: mina.sharaf@chase.com
--------------------------------------------------------------------------------
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                                 (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                       Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                            July 15, 1999
----------------------------------------------------------------------------------------------------
Sec. 4.01(i)      Principal Collections recieved during the Collection Period          4,339,015.10
                  Interest Collections recieved during the Collection Period           1,483,197.64
                  Additional Draw Amount                                               3,478,046.20

Sec. 4.01(iii)    Floating Allocation Percentage                                          95.831178%
                  Fixed Allocation Percentage                                             98.000000%

Sec. 4.01(iv)     Investor Certificate Interest Collections                            1,343,767.70

Sec. 4.01(v)      Investor Certificate Principal Collections                           7,660,720.07

Sec. 4.01(vi)     Seller Interest Collections                                             58,456.22
                  Seller Principal Collections                                                 0.00

Sec. 4.01(xi)     Accelerated Principal Distribution Amount                                   10.59
                  Accelerated Principal Distribution Amount Actually Distributed              10.59

Sec. 4.01(xiii)   Amount Required to be Paid by Seller                                         0.00
                  Amount Required to be Paid by Servicer                                       0.00

Sec. 4.01(xiv)    Servicing Fee                                                           80,973.73
                  Accrued and Unpaid Servicing Fees                                            0.00

Sec. 4.01(xv)     Liquidation Loss Amounts (Net of Charge Off Amounts)                       -32.28
                  Charge Off Amounts                                                      49,595.50
                  Charge Off Amounts allocable to Investor Certificateholders                  0.00

Sec. 4.01(xvi)    Pool Balance as of end of preceding Collection Period              194,336,944.07
                  Pool Balance as of end of second preceding Collection Period       198,923,536.51

Sec. 4.01(xvii)   Invested Amount                                                    181,848,860.31

Sec. 4.01(xxi)    Has a Rapid Amortization Event Ocurred?                                        NO

Sec. 4.01(xxii)   Has an Event of Default Ocurred?                                               NO

Sec. 4.01(xxiii)  Amount Distributed to Credit Enhancer per 5.01(a)(1)                     9,742.80
                  Amount Distributed to Credit Enhancer per 5.01(a)(6)                         0.00
                  Unreimbursed Amounts Due to Credit Enhancer                                  0.00

Sec. 4.01(xxiv)   Guaranteed Principal Distribution Amount                                     0.00

Sec. 4.01(xxv)    Credit Enhancement Draw Amount                                               0.00

Sec. 4.01(xxvi)   Amount Distributed to Seller per 5.01(a)(10)                           483,567.59

Sec. 4.01(xxvii)  Maximum Rate                                                               8.1299%
                  Weighted Average Net Loan Rate                                             8.1299%

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                                                    (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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

----------------------------------------------------------------------------------------------------
                       Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                            July 15, 1999
----------------------------------------------------------------------------------------------------
Sec. 4.01(xxviii) Minimum Seller Interest                                              3,798,967.31

Sec. 4.01(xxix)   Required Servicer Advance                                                    0.00
                  Unreimbursed Required Servicer Advance                                       0.00
                  Required Servicer Advance Reimbursement                                      0.00

Sec. 4.01(xxx)    Spread Account Requirement                                           3,128,510.71
                  Amount on deposit in the Spread Account                              3,128,510.71
                  Spread Account Deposit                                                  12,902.13
                  Spread Account Withdrawal                                              141,326.99

                                  Delinquencies
            ------------------------------------------------------
                                     Group 1
            Period        Number   Principal Balance    Percentage
            ------------------------------------------------------
            31-60 days      63       1,848,031.74         0.97%
            ------------------------------------------------------
            61-90 days      11         290,805.02         0.15%
            ------------------------------------------------------
            91-120 days      2          48,672.20         0.03%
            ------------------------------------------------------
            121+ days       24         849,547.50         0.45%
            ------------------------------------------------------
            Total          100       3,037,056.46         1.60%
            ------------------------------------------------------

                              Loans in Foreclosure
                    -------------------------------------------
                                    Group 1
                    -------------------------------------------
                    Number     Principal Balance     Percentage
                    -------------------------------------------
                      0              0.00              0.00%
                    -------------------------------------------

                                  Loans in REO
                    -------------------------------------------
                                    Group 1
                    -------------------------------------------
                    Number     Principal Balance     Percentage
                    -------------------------------------------
                      0              0.00              0.00%
                    -------------------------------------------

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                                 (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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